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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS CONSENT

     We consent to the incorporation by reference in the Registration Statements (No. 33-62116), (No. 33-56195) on Form S-3 and (No. 33-681400), (No. 2-67954),
(No. 2-84789), (No. 33-57621), (No. 33-57625), (No. 333-33913), (No. 333-72592)
on Form S-8 of Kirby Corporation of our report dated January 30, 2002, relating to the consolidated balance sheets of Kirby Corporation and consolidated subsidiaries as of December 31, 2001 and 2000 and the related consolidated statements of earnings, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2001, which report appears in the December 31, 2001 Annual Report on Form 10-K of Kirby Corporation.

                                          KPMG LLP

Houston, Texas
March 6, 2002